Exhibit 99.2

Click to edit Master title style TREC Your Specialty Chemical Partner Third Quarter 2017 Financial Results November 7, 2017

2 Safe Harbor Statements in this presentation that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995 . Forward looking statements are based upon Management's belief, as well as, assumptions made by and information currently available to Management . Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected . These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' Annual Report on Form 10 - K for the year ended December 31 , 2016 , and the Company‘s subsequent Quarterly Reports on Form 10 - Q .

3 Third Quarter 2017 Overview » Tremendous Hurricane Harvey response by Trecora Team • Minimal damage to plants • Estimated EBITDA impact of approximately $1.5 – 1.8 MM » Solid prime product volume growth at South Hampton Resources • Quarterly growth of 5.5% despite decline in Canadian Oil Sands and prior to full start - up of major new demand projects • Advanced Reformer start - up delayed to Q1 2018 due to Hurricane Harvey and flawed equipment from supplier » Trecora Chemical: Continued progress • Q3 results impacted by delayed and challenging startup of hydrogenation unit and Harvey • Strong year over year growth in wax sales and custom processing revenues » AMAK shipped significant increase in concentrate volumes to the port » Continued progress on significant capital projects • Will enable the Company to participate in the resurgence of the North American chemical industry

4 SHR Update • Quarterly prime product volume increased 5.5% from Q3 2016; YTD prime product volume growth of 6.5% • Major customer’s USGC PE expansion starting up; Second Canadian oil sands customer expected to start in early 2018 • International sales impacted by reduced off - take by Canadian oil sands customer 3Q17 2Q17 1Q17 3Q16 All Products 22.4 20.8 17.3 20.7 Prime Products 16.7 16.3 13.9 15.9 Byproducts 5.7 4.5 3.4 4.8 Deferred Sales 1.8 2.4 1.6 2.0 (million gallons) Petrochemical Sales Volumes 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 2009 2010 2011 2012 2013 2014 2015 2016 YTD2017 International % of petrochemical volume sold

5 SHR Advanced Reformer Project Last quarter Now

6 Trecora Chemical Update » Quarterly Revenue – up 8 % year over year; Year to date Revenue – up nearly 20% • Q3 results impacted by challenging startup of hydrogenation unit as well as Harvey impact to costs and revenue » Wax Sales • Sales volumes down from Q2 due to reduced wax feed supply caused by Harvey; summer slowdown in Europe and Latin America • Year to date sales volumes up 17% year over year • Overall pricing improved as we upgraded the sales mix to higher value products » Custom Processing • Custom processing revenues negatively impacted by downtime due to Harvey and start - up difficulties with the hydrogenation unit as well as faulty equipment in another unit of the plant • Year to date revenues up 32% adjusted for non - use fee in 2016 » B Plant • B Plant revenues of $2.7 million for the nine months of 2017 • Expect $4 - $6 M/year in EBITDA run - rate by end of 2018 » Hydrogenation/Distillation Units • Both units are up and running • Expect additional $6 - $8 M/year in EBITDA run rate at end of 2018

AMAK Mine Developments

- **Third Quarter Operations**
  - 8000 dry metric ton shipment during the quarter
    - 4300 dmt copper concentrate, 4000 dmt zinc concentrate
    - Metal content below target, impurities still on the high side
  - 16% more Cu concentrate and 40% more Zn concentrate shipped to the port in 3Q17 than in 2Q17
  - Cu recoveries now consistently above 80%, zinc recoveries hovering between 63% and 68%

- **Exploration**
  - Initial exploration results and mineral resources update for Guyan complete
    - Would expect to commission Guyan gold production in 1Q19
  - Drilling continues in Guyan and surrounding areas with a similar geological profile
  - Expect first Life of Mine update (for copper and zinc) in the 4Q17

- **Precious Metal Circuit**
  - Leaching process is going well and smelting has been re-initiated
  - Expect additional gold and silver doré sales in 1Q18

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8 Financial Summary – 3 rd Quarter 2017 » Adjusted EBITDA was $7.5 million as compared to $7.2 million third quarter 2016 and $ 8.4 million second quarter 2017 . » Harvey EBITDA impact of $ 1.5 million to $1.8 million. Includes expenses related to generator rentals, overtime labor, and maintenance and repairs of $ 0.7 million. » Adjusted EBITDA of $23.2 million for first nine months of 2017 compared to $25.3 million for first nine months of 2016 » Cap Ex of $39.3 million for first nine months of 2017 » Debt at September 30 of $89.7 million including revolver balance of $ 23.0 million Q3 2017 Q2 2017 Q1 2017 Q3 2016 9M2017 9M2016 Diluted EPS $ 0.07 $ 0.03 $ 0.06 $ 0.11 $ 0.16 $ 0.81 Adjusted EPS* $ 0.09 $ 0.12 $ 0.09 $ 0.08 $ 0.29 $ 0.37 Adjusted EBITDA* $ 7.5 $ 8.4 $ 7.4 $ 7.2 $ 23.2 $ 25.3 Adj EBITDA Margin* 12.2% 13.5% 13.3% 12.7% 13.0% 16.0% Cap Ex** $ 11.5 $ 13.9 $ 13.9 $ 9.5 $ 39.3 $ 27.9 Debt $ 89.7 $ 89.8 $ 84.8 $ 79.0 $ 89.7 $ 79.0 * see GAAP reconciliation ** 2016 includes B Plant

9 Petrochemical Revenue & Volume Summary - 5 10 15 20 25 30 $- $10 $20 $30 $40 $50 $60 $70 $80 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Gallons Revenue Petrochemical Sales Revenue and Volume (in millions) Prime Byproducts Revenue

10 Petrochemical Feed Cost Summary Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Processed Feedstock Cost versus Market Price (per gallon) Processed Cost Market

11 Trecora Chemical: Wax Volume and Revenue Overview Revenues Volumes - 2,000,000 4,000,000 6,000,000 8,000,000 10,000,000 12,000,000 - 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 Q215 Q315 Q415 Q116 Q216 Q316 Q416 Q117 Q217 Q317 Wax Revenues($) Wax Volume (Lbs)

12 SHR and TC Custom Processing Revenue Overview $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Q115 Q215 Q315 Q415 Q116 Q216 Q316 Q416 Q117 Q217 Q317 SHR TC In Thousands

13 Closing Remarks » Solid quarter despite impact from Hurricane Harvey • Prime product volume growth of 5.5% • Revenue increase of 8% at TC despite challenging hydrogenation unit start - up, other operational issues and impact from Harvey. • AMAK Mine operations on track with positive results from Mineral Resource Report » Industry opportunities • Expanding petrochemical production capacity • Stronger demand from polyethylene manufacturers • New PE plant starting up; second oil sands mine to start - up in early 2018 » Catalysts to drive growth in 2018 • Advanced Reformer unit at SHR nearing completion – will increase byproduct value • Continued progress on distillation and hydrogenation at TC will contribute to revenue growth • Opportunity for monetization of investment in AMAK Mine

14 Q&A Thank You Please visit our websites: www.trecora.com www.southhamptonr.com www.TrecChem.com www.amak.com.sa

15 Appendix CAPITAL PROJECT EBITDA ESTIMATES Project potential EBITDA and approximate time frame Total Potential Incremental Annual EBITDA Estimate: $28 million - $36 million; 2018 – 2022 Capex Estimated EBITDA add Timeframe South Hampton (in millions) D Train $30 $6 - $8 2018 - 2020 Advanced Reformer $ 58 $12 - $14 2018 - 2020 Trecora Chemical Hydrogenation/Distillation $25 $6 - $8 2018 B Plant $2 $4 - $6 2017 - 2018

Appendix

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES[1]

	Three months ended				Nine months ended	
	9/30/2017	6/30/2017	3/31/2017	9/30/2016	9/30/2017	9/30/2016
NET INCOME	$ 1,718	$ 832	$ 1,487	$ 2,799	$ 4,037	$ 20,275
Bargain purchase gain	-	-	-	-	-	(11,549)
Equity in (earnings) losses of AMAK/Gain on equity issuance	897	3,298	966	(1,079)	5,161	(5,429)
Taxes at statutory rate of 35%	(314)	(1,154)	(338)	378	(1,806)	5,943
Tax effected equity in AMAK	583	2,144	628	(701)	3,355	(11,035)
Diluted weighted average number of shares	25,157	25,034	25,054	24,921	25,082	24,964
Estimated effect on diluted EPS	$0.02	$0.09	$0.03	($0.03)	$0.13	($0.44)
Diluted EPS	$0.07	$0.03	$0.06	$0.11	$0.16	$0.81
Adjusted EPS	$0.09	$0.12	$0.09	$0.08	$0.29	$0.37
NET INCOME (LOSS)	$ 1,718	$ 832	$ 1,487	$ 2,799	$ 4,037	$ 20,275
Interest	795	678	636	568	2,109	1,803
Taxes	577	332	1,061	1,768	1,970	11,107
Depreciation and amortization	246	205	204	192	655	556
Depreciation and amortization in cost of sales	2,564	2,363	2,384	2,373	7,311	6,620
EBITDA	5,900	4,410	5,772	7,700	16,082	40,361
Share based compensation	716	656	633	608	2,005	1,882
Bargain purchase gain	-	-	-	-	-	(11,549)
Gain from additional equity issuance by AMAK	-	-	-	(3,168)	-	(3,168)
Equity in losses of AMAK	897	3,298	966	2,089	5,161	(2,261)
Adjusted EBITDA	$ 7,513	$ 8,364	$ 7,371	$ 7,229	$ 23,248	$ 25,265
Revenue	61,508	62,115	55,542	57,141	179,165	158,195
Adjusted EBITDA Margin	12.2%	13.5%	13.3%	12.7%	13.0%	16.0%
(adjusted EBITDA/revenue)						

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(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

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